PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)          REGISTRATION NO. 333-96063




                        [B2B INTERNET HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust


     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:




                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

   Agile Software Corporation                                  AGIL            4          NASDAQ
   Ariba, Inc.                                                 ARBA           14          NASDAQ
   CheckFree Corporation                                       CKFR            4          NASDAQ
   Commerce One, Inc.                                          CMRC           1.2         NASDAQ
   FreeMarkets, Inc.                                           FMKT            3          NASDAQ
   Internet Capital Group, Inc.                                ICGED          15          NASDAQ
   Pegasus Solutions, Inc.                                     PEGS            2          NASDAQ
   QRS Corporation                                             QRSI            1          NASDAQ
   Retek, Inc.                                                 RETK            3          NASDAQ
   SciQuest, Inc.                                              SQST           0.4         NASDAQ
   VerticalNet, Inc.                                           VERT           0.6         NASDAQ



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2004.